Exhibit 10.2

FIFTH AMENDMENT TO LEASE

THIS FIFTH AMENDMENT TO LEASE (the “Amendment”), is made and entered into as of the 17th day of December, 2012, by and between ROBERTS PROPERTIES RESIDENTIAL, L.P. (“Landlord”), and ROBERTS PROPERTIES CONSTRUCTION, INC. (“Tenant”).

W I T N E S S E T H:

WHEREAS, by Lease dated March 27, 2006 (the “Lease”), Landlord leased to Tenant approximately 1,542 rentable square feet on the third (3rd) floor of the office building located at 450 Northridge Parkway, Atlanta, Georgia 30350 (the “Office Building”) being Suite 301 (the “Premises”), as more particularly described in the Lease;

WHEREAS, the parties desire to amend the Lease to reflect an extension of the term and to amend certain other terms and provisions as hereinafter provided.

NOW, THEREFORE, for and in consideration of the sum of Ten and 00/100 Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby covenant and agree as follows:

1.                                      Terms.  All terms used herein and noted by their initial capitalization shall have the meanings set forth in the Lease unless set forth herein to the contrary.  The foregoing Recitals are true and correct and incorporated into the Lease as if fully set forth therein.

2.                                      Premises:  The Premises shall be 1,920 square feet and Tenant’s Proportionate Share of Common Operating Expenses shall be increased to 5.07%.

3.                                      Extension of Term.  The term is hereby extended for (12) twelve months so that the expiration date of the Term shall be December 31, 2013.

4.                                      Base Rent.  Effective as of January 1, 2013, the Annual Base Rent for the Premises shall be THIRTY-TWO THOUSAND SIX HUNDRED FORTY AND 00/100 DOLLARS ($32,640.00) or $17.00 per square foot on the 1,920 square feet leased by Tenant.  The Annual Base Rent is payable in equal monthly installments of TWO THOUSAND SEVEN HUNDRED TWENTY AND 00/100 DOLLARS ($2,720.00).   Notwithstanding the foregoing, the Annual Base Rent for the Premises shall not exceed 1.50% of Landlord’s gross income from rents from real property, gain from the disposition of real property, dividends, interest and gains from the dispositions of stock and securities.

5.                                      Tenant Option.  So long as this Lease is in full force and effect and Tenant is not in default beyond applicable notice and cure periods in the performance of any of the covenants or terms and conditions of this Lease at the time of notification to Landlord or at the time of commencement of the Extension Term, as that term is hereinafter defined, Tenant shall have the option to extend the Lease Term for one year (the “Extension Term”), at the Prevailing Market Rate (as hereinafter defined).   Tenant shall provide Landlord with written notice three (3) months prior to expiration of the Lease Term of its desire to extend the Lease Term of the Lease.  Landlord shall provide Tenant with a written proposal setting forth its determination of the Prevailing Market Rate to extend the Lease Term of this Lease within thirty (30) days of such notice.  Tenant shall have ten (10) days from its receipt of Landlord’s proposal to either accept such proposal or to not extend the Lease Term of the Lease.  The ‘Prevailing Market Rate” shall mean the then prevailing market rate for lease renewals in the Office Building and in similar buildings in the vicinity  of the Office Building comparable to the Lease and the Premises, which shall be determined by Landlord in its sole and absolute discretion.  If Landlord and

Tenant are unable to reasonably agree upon the Prevailing Market Rate within such 10-day period after Tenant’s receipt of Landlord’s proposal, then Tenant’s exercise of the Extension Option shall be null and void and of no further force and effect.

6.                                      Sale of Office Building.  Should the Office Building be sold by Landlord, Tenant agrees to vacate the Premises within six (6) months of the closing of the sale or to negotiate a new lease with the Buyer of the Office Building.

7.                                      Offer/Execution. This Amendment is submitted to Tenant on the understanding that it will not be considered an offer and will not bind Landlord in any way until Tenant has executed and delivered this Amendment to Landlord and Landlord has accepted all terms therein and has executed the same.  This Amendment may be executed and delivered by original signature, PDF or facsimile, and in one or more counterparts, each of which will be deemed to be an original copy of this Amendment and all of which, when taken together, will be deemed to constitute one and the same agreement.

8.                                      Ratification.  The parties herby ratify and confirm that during 2012, the Annual Base Rent for the Premises was limited to 1.50% of Landlord’s gross income from rents from real property, gain from the disposition of real property, dividends, interest and gains from the dispositions of stock and securities.

9.                                      Effect.  Except as expressly stated herein, all other terms and conditions of the Lease shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment to Lease under seal as of the date first above written.

LANDLORD:			TENANT:

ROBERTS PROPERTIES RESIDENTIAL, L.P., a Georgia limited partnership			ROBERTS PROPERTIES CONSTRUCTION, INC., a Georgia corporation
By:	Roberts Realty Investors, Inc., a
	Georgia corporation, its general		By:	/s/ Anthony Shurtz
	partner		Name:	Anthony Shurtz
			Title:	Chief Financial Officer

	By:	/s/ Charles R. Elliott
	Name:	Charles R. Elliott
	Title:	Chief Financial Officer